Exhibit  23.1


                               SPECTOR & WONG, LLP
                          Certified Public Accountants     80 SOUTH LAKE AVENUE
HAROLD Y. SPECTOR, CPA                                     SUITE 723 PASADENA,
CAROL S. WONG, CPA                (888) 584-5577           CALIFORNIA 9UO1
                               FAX (626) 584-6447
                             spectorwongcpa@aol.com






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 30, 2007, relating to the consolidated financial statements and financial schedule of Z Trim Holdings, Inc. and subsidiaries, which appears in Z Trim Holding's Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



/s/ Spector & Wong, LLP
------------------------
Spector & Wong, LLP
Pasadena, California
August 6, 2007